SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2005

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 721-3900

N/A

(Former name or former address, if changed since last report)

Item 5.05  Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On November 30, 2005, Games Inc. accepted the resignation of Myles Cairns, its Chief Financial Officer, who has resigned to join Entrust America, Inc. as its Executive Vice President and Chief Financial Officer.  Mr. William Roeller, Controller of Games, Inc. has been appointed Interim Chief Financial Officer of Games, Inc.  Mr. Roeller has served as Games, Inc. Controller since September 19, 2001.  Prior to that he contracted accounting work through Accountants on Call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

/s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: December 5, 2005